UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2021

Skillsoft Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-38960	83-4388331
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Innovative Way, Suite 201 Nashua, NH	03062
(Address of principal executive offices)	(Zip Code)

(603) 324-3000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Shares of Class A common stock, $0.0001 par value per share	SKIL	New York Stock Exchange
Warrants	SKIL WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2021, Skillsoft Corp. (“Skillsoft” or the “Company”) announced the appointment of Gary W. Ferrera as Chief Financial Officer (the “Appointment”), effective September 20, 2021. Ryan Murray, who has served as the Chief Accounting Officer and interim Chief Financial Officer of Skillsoft will continue in his role as Chief Accounting Officer.

Mr. Ferrera, 59, has served as Chief Financial Officer of Cardtronics since 2017 and previously held CFO roles at a number of public and private companies. Prior to Cardtronics, Mr. Ferrera served as Chief Financial Officer at DigitalGlobe, Inc.; Intrawest Resorts; Great Wolf Resorts; National CineMedia; and iesy/Unity Media. Earlier in his career, he developed M&A and capital markets expertise as an investment banker at Citigroup and Bear Stearns in both London and New York City. He also previously served as an international tax consultant with Arthur Andersen. He holds a Bachelor of Science degree in Accounting, magna cum laude, from Bentley University and an MBA from the Kellogg School of Management at Northwestern University.

An offer letter, dated August 3, 2021 (the “Agreement”), sets forth the terms of Mr. Ferrera’s employment: (i) an annual base salary of $600,000; (ii) a target bonus of 100% of his base salary, subject to a maximum payout of no less than 200% of his base salary (with a 2021 bonus of at least 100% of his base salary, as prorated from the Start Date); (iii) a number of time-based restricted stock units (“RSUs”) having a grant date fair value on the Start Date equal to $1,333,333, which RSUs will vest ratably on each of the first four anniversaries of the Start Date, subject generally to continued employment through each vesting date; (iv) a number of performance-based RSUs having a grant date fair value on the Start Date equal to $1,333,333, which performance-based RSUs will be subject to both time- and performance-based vesting conditions that will lapse (a) as to the time-vesting component, ratably in annual installments over the four-year period following the Start Date, subject generally to continued employment through each vesting date; and (b) as to the performance-vesting component, subject to the Company’s stock trading at or above $12.50 per share as reported on the New York Stock Exchange for at least 20 out of 30 consecutive trading days prior to the fourth anniversary of the date of grant (the “Share Price Threshold”); (v) a number of options having a grant date fair value on the Start Date (calculated based on the Black-Scholes value) equal to $1,333,333, which options will vest (a) 25% on the first anniversary of the Start Date and (b) the remaining 75% ratably over the following 12 quarters, in each case subject generally to continued employment through each vesting date; and (vi) a sign-on bonus of $100,000 ($75,000 of which is subject to repayment if, prior the first anniversary of the Start Date, his employment is terminated by the Company for Cause or by him without Good Reason (as such terms are defined in the Agreement).

In the event Mr. Ferrera’s employment is terminated by the Company without Cause or by him for Good Reason and such termination is not within 24 months following a Change in Control (as defined in the Skillsoft Corp. 2020 Omnibus Incentive Plan), Mr. Ferrera will be entitled to: (i) continued payment of his annual base salary for the two-year period immediately following such termination, (ii) an amount equal to his annual target bonus, paid in equal installments in accordance with the Company’s usual payroll practices over the one-year period immediately following such termination, (iii) a pro-rata portion of his annual bonus for the fiscal year in which such termination occurs, based on actual performance through the termination date, (iv) payment of the full premium for COBRA coverage for the 18-month period immediately following such termination, (v) accelerated vesting of a prorated portion of the tranche of each outstanding time-based equity award that would have vested on the next scheduled vesting date following the termination date, and (vi) if the Share Price Threshold for the performance-based RSUs was achieved prior to the termination date, accelerated vesting of a prorated portion of the tranche of such performance-based RSUs for which the service condition would have been met on the next scheduled vesting date following the termination date. In the event his employment is terminated by the Company without Cause or by him for Good Reason within the 24-month period following a Change in Control, Mr. Ferrera will receive all of the above, except that (x) he will receive an amount equal to two times (rather than one times) his annual target bonus (which will be paid over two years, rather than one year) and (y) his unvested equity awards will fully (rather than partially) accelerate.

The severance payments and benefits set forth above are contingent upon his execution and non-revocation of a release of claims in customary form and content and such release becoming effective not later than 60 days after the termination date.

As a condition of his employment, Mr. Ferrera also entered into a Restrictive Covenants Agreement, which includes non-competition and employee non-solicitation clauses applicable during employment and for 18 months thereafter and a customer non-solicitation clause applicable during employment and for 12 months thereafter.

A copy of the press release relating to this Item 5.02 is furnished as Exhibit 99.1 to this Current Report on Form 8-K. A copy of the press release is also available on the Company’s website at www.skillsoft.com.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement which is attached as Exhibit 10.1 and incorporated herein by reference.

Mr. Ferrera and the Company will also enter into the Company’s standard form of indemnification agreement, pursuant to which, among other things, the Company agrees to indemnify its directors and officers and advance certain expenses to the fullest extent permitted by applicable law.

There are no familial relationships between Mr. Ferrera and any other executive officer or director of the Company. There have been no transactions, and no transactions are current.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits.

The list of exhibits is set forth on the Exhibit Index of this Current Report on Form 8-K and is incorporated herein by reference.

Exhibit Number	Description
10.1	Offer Letter dated August 3, 2021.
99.1	Press Release dated August 5, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 5, 2021

SKILLSOFT CORP.

By:	/s/ Sarah K. Hilty
Sarah K. Hilty
Chief Legal Officer